                                                                    EXHIBIT 10.4

                                                                RICHARD L. BLOCH
                                                                ----------------


                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of November 15, 1996, by and between COLUMBUS REALTY TRUST, a Texas real estate investment trust with offices at 15851 Dallas Parkway, Suite 855, Dallas, Texas 75240 (the "Company") and Richard L. Bloch (the "Executive").

     WHEREAS, the Executive is currently employed by the Company as its Chairman of the Board;

     WHEREAS, the Company is, as of the date hereof, granting to Executive certain awards of restricted common shares of the Company;

     WHEREAS, the Company desires to continue to employ the Executive, and the Executive desires to continue to be employed by the Company upon the terms and conditions set forth herein; and

     WHEREAS, this Agreement shall supersede and replace all prior employment agreements between the Company and the Executive.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration (including, without limitation, the awards of restricted common shares contemplated above), the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Employment.  The Company hereby agrees to employ the Executive, and the
         ----------
Executive hereby agrees to be employed by the Company, for a term (the "Employment Period") commencing on the date hereof and expiring on December 31, 2001 (the "Expiration Date"); provided that, such Expiration Date shall automatically be extended to the next December 31, if Notice of Expiration is not given to Executive by the Company or to the Company by the Executive, as contemplated by Section 8 hereof, at least nine (9) months prior to the Expiration Date (as the same may have previously been extended).

     2.  Duties and Responsibilities.  During the Employment Period, the
         ---------------------------
Executive will hold the position of Chairman of the Board and shall be a member of the Executive Committee (herein so called) of the Board of Trust Managers of the Company (the "Board"). The Executive shall, during the Employment Period, perform such duties as are customarily performed by similar executive officers who are employed by publicly-held,

New York Stock Exchange ("NYSE")-listed, real estate investment trusts which are similar to the Company and as such duties may be more specifically enumerated (but not limited) from time to time by the Board or the Executive Committee of the Board. Nothing herein shall require Executive to devote his efforts to the Company on a full-time basis, or on any specified part-time basis, it being acknowledged and agreed that Executive has and may pursue multiple business interests that require a material portion of his time and attention, subject to Paragraph 13 hereof. The Executive shall not be required to relocate in order to perform his duties under this Agreement, but shall undertake such reasonable business travel as may be necessary to perform his duties hereunder (for which the Executive shall be reimbursed pursuant to Paragraph 4 below for costs and expenses incurred in connection therewith).

     3.  Compensation.
         ------------

          (a) Annual Base Salary.  For all services rendered by the Executive
              ------------------
     pursuant to this Agreement, the Company shall pay to the Executive an annual base salary as follows: (i) for the period ending December 31, 1996, the Annual Base Salary as currently being paid to Executive; and (ii) for the period commencing on January 1, 1997 and ending December 31, 1997, $100,000 per annum (as adjusted from time to time, the "Annual Base Salary"). Thereafter, the Annual Base Salary will be increased by ten percent (10%) on or about each January 1 during the Employment Period. In no event shall the Annual Base Salary be reduced. All such compensation shall be paid bi-weekly or at such other regular intervals, not less frequently than monthly, as the Company may establish from time to time for executive employees of the Company.

          (b) Bonus.  In addition to the compensation set forth in Paragraph
              -----
     3(a) above, the Executive shall be awarded such bonus for each calendar year of his employment hereunder as the Executive Compensation Committee (herein so called) of the Board shall determine in their sole discretion. In determining such bonus, the Executive understands that the Executive Compensation Committee will consider, without limitation, the following factors with respect to the applicable calendar year: the Company's financial performance, business performance and growth during such period; Executive's responsibilities as an officer of the Company (including his participation in transactions of particular financial or business significance to the Company) during such period; the total compensation package paid to executive officers having similar responsibilities as the Executive who are employed by real estate investment trusts which are similar to the Company; and such other factors as the Executive Compensation Committee may deem appropriate in their sole discretion.

          (c) Withholding.  The Company shall have the right to deduct and
              -----------
     withhold from such compensation all social security and other federal, state and local taxes and charges which currently are or which hereafter may be required by law to be so deducted and withheld.

     4.   Expenses.
          --------

          (a) The Company shall pay for all legal and accounting fees and expenses incurred by the Executive in connection with the structuring, negotiation and preparation of this Agreement. The Company shall reimburse the Executive for all out-of-pocket expenses actually and necessarily incurred by him in the conduct of the business of the Company against reasonable substantiation submitted with respect thereto.

          (b) Unless the provisions of Paragraph 4(c) below shall apply, the Company shall reimburse the Executive for all legal fees and related expenses (including the costs of experts, evidence and counsel) paid by the Executive as a result of (i) the termination of Executive's employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (ii) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits, (iii) the Executive's hearing before the Board as contemplated in Paragraph 7(c) of this Agreement or (iv) any action taken by the Company against the Executive; provided, however, that the Company shall reimburse the legal fees and related expenses described in this Paragraph 4(b) only if and when a final judgment has been rendered in favor of the Executive and all appeals related to any such action have been exhausted.

          (c) The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as they become due as a result of (i) the termination of Executive's employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment),
     (ii) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits, (iii) the Executive's hearing before the Board as contemplated in Paragraph 7(c) of this Agreement or (iv) any action taken by the Company against the Executive, unless and until such time that a final judgment has been rendered in favor of the Company and all appeals related to any such action have been exhausted; provided, however, that the circumstances set forth above occurred on or after a Change in Control (as hereafter defined) of the Company.

     5.   Benefits.  The Executive shall be entitled to the following benefits:
          --------

          (a) participation in the Company's Profit Sharing Plan, Share Option Plan, Management Incentive Plan, Employee Stock Purchase Plan and other benefit plans made generally available to executives of the Company;

          (b) participation in any health insurance, disability insurance, group life insurance or other welfare benefit programs made generally available to executives of the Company plus an additional term life insurance policy in the amount of $2,000,000.00 payable to one or more beneficiaries designated by Executive; and

          (c) four weeks of paid vacation each year, to be taken at such times that are consistent with the reasonable business needs of the Company. All vacation shall be subject to the policies and procedures of the Company.

     6.   Indemnification.  The Company shall indemnify the Executive in the
          ---------------
performance of his duties pursuant to the Amended and Restated Bylaws of the Company and to the fullest extent allowed by applicable law, including, without limitation, legal fees.

     7.   Termination of the Agreement.
          ----------------------------

          (a) Disability.  If the Executive shall fail, because of illness or
              ----------
     incapacity, to render the services contemplated by this Agreement for six successive months, the Board may determine, on the basis of the advice of an independent qualified physician, that the Executive has become disabled. If within thirty (30) days after the date on which written notice of such determination is given to the Executive, the Executive shall not have returned to the full-time performance of his duties hereunder, the Company may terminate this Agreement and the employment of the Executive hereunder in accordance with Paragraph 10 hereof.

          (b) Death.  Except as otherwise provided in this Agreement, if the
              -----
     Executive shall die during the term of this Agreement, this Agreement shall be deemed to have been terminated as of the date of death of the Executive.

          (c) For Cause.  The Company, by notice to the Executive, may terminate
              ---------
     this Agreement prior to the Expiration Date for Cause (as hereafter defined). As used herein, "Cause" shall mean (i) the willful and continued failure by the Executive to substantially perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure resulting from termination by the Executive for Good Reason (as defined below)) for a period of thirty (30) days after a written demand for substantial performance is delivered to the Executive by the Company, specifically identifying the manner in which the Company believes that the Executive has not substantially performed his duties, (ii) the willful engaging by the

     Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise or (iii) the willful violation by the Executive of the provisions of Paragraph 13 hereof. For purposes of this Paragraph 7(c), no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive other than in good faith and in a manner that the Executive reasonably believed was in or not opposed to the best interests of the Company and its shareholders. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of all of the members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with counsel of his choosing, to be heard before the Board not less than 10 business days after the giving of such notice), finding that in the good faith opinion of the Board, the Executive conducted himself as set forth above in clause (i), (ii) or (iii) of the first sentence of this Paragraph 7(c) and specifying the particulars of such conduct in detail.

          (d) For Good Reason.  The Executive may terminate this Agreement prior
              ---------------
     to the Expiration Date for "Good Reason" if any of the following events occurs without the Executive's express written consent:

                  (i) the assignment to the Executive of any duties materially different from those contemplated by Paragraph 2 hereof, or any limitation of the powers of the Executive in any respect not contemplated by Paragraph 2 hereof;

                  (ii) any removal or failure by management to nominate, or, if nominated, by the shareholders to reelect, the Executive to the Board of Trust Managers, except in connection with termination of the Executive's employment for Cause or by reason of death or disability;

                  (iii) any removal or failure by the Board to reappoint the Executive as a member of the Executive Committee or any comparable committee of the Board, except in connection with termination of the Executive's employment for Cause or by reason of death or disability;

                  (iv) a material reduction in the Executive's Annual Base Salary or other benefits (except for bonuses or similar discretionary payments) as in effect at the time in question, or any other failure by the Company to comply with Paragraph 3 hereof; or

                  (v) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination or a Notice of

          Expiration, (defined below), as applicable, satisfying the requirements of Paragraph 8 below.

          (e) Change of Control.  Upon the occurrence of a Change of Control (as
              -----------------
     hereinafter defined) of the Company, Executive's employment with the Company shall automatically terminate.


As used herein, a "Change in Control" will be deemed to have occurred if at any time during the Employment Period any of the following events shall occur:

     (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then outstanding securities of the Company or such corporation or other legal entity immediately after such transaction are held in the aggregate by the holders of Voting Stock (as hereinafter defined) of the Company immediately prior to such transaction;

     (ii) The Company sells all or substantially all of its assets to any other corporation or other legal entity, of which less than a majority of the combined voting power of the then outstanding securities (entitled to vote generally in the election of directors or persons performing similar functions on behalf of such other corporation or legal entity) of such other corporation or legal entity are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale;

     (iii) A Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") is filed, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 25% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock"); or

     (iv) If during any one (1) year period, individuals who at the beginning of any such period constitute the trust managers of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each trust manager of the Company first elected during such period was approved by a vote of at least two-thirds of the trust managers of the Company then still in office who were trust managers of the Company at the beginning of any such period.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement solely because (i) the Company, (ii) a corporation or other legal entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities of such entity, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 25% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

     8.   Notice of Termination.  Any purported termination of the Executive's
          ---------------------
employment by the Company or by the Executive shall be communicated by a written Notice of Termination or Notice of Expiration, as applicable, to the other party hereto in accordance with Paragraph 18 hereof. For purposes of this Agreement,
(i) a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and
(ii) a "Notice of Expiration" shall mean a notice which shall be delivered by one party hereunder to the other party no later than nine (9) months prior to the Expiration Date, to the effect that such party does not intend to extend the term hereof beyond the Expiration Date.

     9.   Date of Termination, Etc.  "Date of Termination" shall mean (a) if the
          -------------------------
Executive's employment is terminated pursuant to Paragraph 7(a) above, thirty
(30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of his duties during such thirty (30) day period), and (b) if the Executive's employment is terminated pursuant to Paragraph 7(c) or 7(d) above, or for any other reason (other than disability), the date specified in the Notice of Termination (which, in the case of a termination pursuant to Paragraph 7(c) above shall not be less than thirty
(30) days, and in the case of a termination pursuant to Paragraph 7(d) above shall not be less than thirty (30) nor more than sixty (60) days, respectively, from the date such Notice of Termination is given); provided, however, if within
                                                    --------  -------
thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or the time for appeal therefrom having expired and no appeal having been perfected), except that with respect to a termination of this Agreement by reason of expiration of its term as provided in

Paragraph 2, the Date of Termination shall be the Expiration Date pursuant to Paragraph 2, regardless of whether a dispute exists with respect thereto; provided, further, that the Date of Termination shall be extended by a notice of
--------  -------
dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay the Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary and installments under any bonus or incentive compensation plan) and continue the Executive as a participant in all compensation, benefit and insurance plans in which he was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Paragraph 9. Amounts paid under this Paragraph 9 are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. If it is finally determined by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or the time for appeal therefrom having expired and no appeal having been perfected), that the Executive was terminated for proper cause, the Executive shall promptly remit to the Company the amount of any cash payments and the value of any non-cash benefits paid pursuant to this Paragraph 9 to which the Executive would not otherwise have been entitled.

     10.  Compensation Upon Termination, During Disability or Upon Change of
          ------------------------------------------------------------------
Control.
-------

          (a) Disability or Death.  During any period that the Executive fails
              -------------------
     to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Executive shall continue to receive his Annual Base Salary at the rate in effect at the commencement of any such period until his employment is terminated pursuant to Paragraph 7(a) hereof, together with the average prorata bonus payable pursuant to Paragraph 3(b). If the Executive's employment shall be terminated by reason of the Executive's death, the Annual Base Salary together with the average prorata bonus payable pursuant to Paragraph 3(b) which has accrued through the Date of Termination shall be paid to the Executive's estate or personal representative. Following termination pursuant to Paragraph 7(a) or Paragraph 7(b) hereof, the Company will pay to the Executive, his estate or personal representative 2.99 times the Executive's Total Compensation (as defined below) for the immediately preceding twelve-month period to and including the date of termination. "Total Compensation" shall mean compensation of any nature and from any source, including without limitation, (i) annual base salary, (ii) bonus awards (whether cash or noncash), (iii) the fair market value of any common shares or other shares of capital stock, stock options or other equity based compensation awarded to the Executive during the relevant twelve (12) month period, whether or not vested, restricted or subject to forfeiture (the fair market value of which shall be determined as of the date of grant without taking into consideration any provisions as to vesting or forfeiture or provisions as to restriction on transfer) and (iv) all perquisites paid, awarded or otherwise available to Executive during the relevant period. The aforesaid amount shall be payable, at the option of the Executive, his estate or personal representative, either (A) in full immediately upon such termination or (B) semi-monthly over the remainder of the Employment Period. In addition, the Company covenants and agrees to use reasonable commercial efforts to maintain insurance sufficient to enable the repayment of Executive's stock loans upon Executive's termination either as a result of death or disability. Should the Company fail or be unable to obtain such insurance, all principal and interest outstanding under any loans from the Company to the Executive to enable the Executive to purchase Common Shares will be forgiven in the event of termination pursuant to Paragraph 7(a) or Paragraph 7(b) above.

          (b) For Cause.  If the Executive's employment shall be terminated, at
              ---------
     any time prior to a Change in Control of the Company, for Cause or by him other than for Good Reason, the Executive shall be paid the Executive's Annual Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given. All outstanding principal and interest under any loans from the Company to the Executive to enable the Executive to purchase Shares shall become immediately due and payable. The Company shall thereafter have no further obligations to the Executive under this Agreement.

          (c) Other than for Cause.  If the Executive's employment shall be
              --------------------
     terminated by the Company other than (i) for Cause or (ii) upon death or disability, the Executive shall be paid the Executive's Annual Base Salary plus the average prorata bonus payable pursuant to Paragraph 3(b) through the Date of Termination. In addition, the Company will pay to the Executive 2.99 times the Executive's Total Compensation for the immediately preceding twelve-month period. The Executive shall be entitled to continue to receive benefits pursuant to Paragraph 5 hereof (or the cash equivalent thereof if the Company cannot directly provide such benefits). The aforesaid amount shall be payable, at the option of the Executive, either
     (i) in full immediately upon such termination or (ii) semi-monthly over the remainder of the Employment Period. In addition, the Executive shall be entitled, at the option of the Executive, (i) to exercise any options to purchase Shares granted to the Executive, whether or not then vested, in accordance with the terms of the applicable share option agreement or plan,
     (ii) to retain any Shares awarded to the Executive whether or not vested on the Date of Termination, and any forfeiture provisions applicable thereto will lapse, and (iii) to require the Company (upon written notice delivered within 180 days following the date of the Executive's termination) to repurchase all or any portion of the Executive's options to purchase Shares, whether or not then vested, at a price equal to the difference between the Fair Market Value (as hereafter defined) of the Shares for which the options to be repurchased are exercisable and the exercise price of such options as of the date of the Executive's termination of employment.

     For purposes of this Subsection 10(c) and Subsection 10(e) below, "Fair Market Value" shall mean the average of the closing price on the New York Stock Exchange of the Shares on each of the trading days within the 30 days immediately preceding the date of termination of the Executive's employment, as published in the Wall Street Journal.

          (d) For Good Reason.  If the Executive's employment shall be
              ---------------
     terminated by the Executive for Good Reason, the Executive shall be paid the Executive's Annual Base Salary plus the average prorata bonus payable pursuant to Paragraph 3(b) through the Date of Termination. In addition, the Company will pay to the Executive the lesser of (i) two times the Executive's Total Compensation for the immediately preceding twelve-month period or (ii) the Executive's Total Compensation for the preceding twelve-month period multiplied by the number of years (or fraction thereof) remaining until the Expiration Date (as the same may have been extended from time to time). The Executive shall be entitled to continue to receive benefits pursuant to Paragraph 5 hereof (or the cash equivalent thereof if the Company cannot directly provide such benefits). The Executive shall be entitled, at the option of the Executive, (i) to exercise any options to purchase Shares granted to the Executive, whether or not then vested, in accordance with the terms of the applicable share option agreement or Plan and (ii) to retain any Shares awarded to the Executive, whether or not then vested.

          (e) Change in Control.  Upon the occurrence of a Change in Control of
              -----------------
     the Company, the Company shall pay the Executive the greater of (i) the amount of total compensation (from all sources) to which the Executive would have (or could have reasonably been expected to have) been entitled had the Agreement not been terminated or (ii) 2.99 times the Executive's Total Compensation for the immediately preceding twelve-month period. The Executive shall be entitled to continue to receive benefits pursuant to Paragraph 5 hereof (or the cash equivalent thereof if the Company cannot directly provide such benefits). The aforesaid amount shall be payable, at the option of the Executive, either (i) in full immediately upon such termination or (ii) semi-monthly over the remainder of the Employment Period. In addition, the Executive shall be entitled, at the option of the Executive, (i) to exercise any options to purchase Shares granted to the Executive, whether or not then vested, in accordance with the terms of the applicable share option agreement or plan, (ii) to retain any Shares awarded to the Executive, whether or not then vested, and any forfeiture provisions applicable thereto will lapse, (iii) to require the Company (upon written notice delivered within 180 days following the date of the Executive's termination) to repurchase all or any portion of the Executive's options to purchase Shares, whether or not then vested, at a price equal to the difference between the Fair Market Value of the Shares for which the options to be repurchased are exercisable and the exercise price of such options as of the Date of Termination, or (iv) receive new options to purchase shares of the acquiring or surviving entity, which new options shall contain terms which (A) provide, as to exercise price, the economic equivalent of Executive's rights with respect to Executive's options to purchase Shares,
     (B) have the same duration and periods of exercise as Executive's options to purchase Shares, (C) provide for the same treatment upon the occurrence of a Change of Control as Executive's options to purchase Shares and (D) otherwise provide Executive the same rights and benefits to which he is entitled with respect to options to purchase Shares.

          (f) In addition to all other amounts payable to the Executive under this Paragraph 10, the Executive shall be entitled to receive all retirement benefits payable to him under the Company's benefit plans applicable to him and any other plan or agreement relating to retirement benefits as in effect upon the occurrence of a Change in Control.

          (g) The Executive shall not be required to mitigate the amount of any payment provided for in this Paragraph 10 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Paragraph 10 be reduced by any compensation earned by him as the result of employment by, or any services provided to, another employer (whether or not a successor to the Company) or by retirement benefits after the Date of Termination, or otherwise, except as specifically provided in this Paragraph 10.

     11.  Confidential Information.  The Executive understands and acknowledges
          ------------------------
that during his employment with the Company, he will be exposed to Confidential Information (defined below), all of which is proprietary and which will rightfully belong to the Company. The Executive will hold in a fiduciary capacity for the benefit of the Company all such Confidential Information obtained by the Executive during his employment with the Company and will not, directly or indirectly, at any time, either during or after his employment with the Company, without the Company's prior written consent, use, publish, disseminate, or otherwise disclose any of such Confidential Information to any individual or entity other than the Company or its employees, except as required in the performance of his duties for the Company. The Executive shall take all reasonable steps to safeguard such Confidential Information and to protect such Confidential Information against disclosure, misuse, loss or theft. The term "Confidential Information" shall mean any information not generally known in the relevant trade or industry, which was obtained from the Company or its predecessors or which was learned, discovered, developed, conceived, originated or prepared during or as a result of the performance of any services by the Executive on behalf of the Company or its predecessors.

     12.  Return of Documents.  All writings, records, and other documents and
          -------------------
things containing any Confidential Information shall be the exclusive property of the Company, shall not be copied, summarized, extracted from, or removed from the premises of the Company, except in pursuit of the business of the Company and at the direction of the

Company, and shall be delivered to the Company, without retaining any copies, upon the termination of the Executive's employment or at any time as requested by the Company.

     13.  Noncompete.  The Executive agrees that:
          ----------

          (a) At all times during which the Executive is employed by the Company, the Executive agrees to conduct all multifamily residential development, construction, acquisition and management activities through the Company. In addition, if Executive terminates his employment hereunder prior to the Expiration Date without Good Reason or the Company terminates Executive's employment hereunder for Cause, then beginning on the Date of Termination and for a one (1) year period thereafter (such one (1) year period, the "Noncompetition Period"), the Executive shall not, within twenty (20) miles of (i) any of the multifamily residential properties owned by the Company on the first day of the Noncompetition Period, (ii) any tract of land owned by the Company with respect to which the Company has undertaken substantial development activities and on which the Company intends, as of the first day of the Noncompetition Period, to develop a multifamily residential property or (iii) any multifamily residential property which, prior to the first day of the Noncompetition Period, the Company had entered into a definitive purchase agreement to acquire (the areas described in (i), (ii) and (iii) above being collectively referred to herein as the "Restricted Area"), directly or indirectly, engage in, or own, invest in, manage or control any venture or enterprise engaged in, any multifamily residential real estate development, construction, acquisition or management activities. Nothing herein shall prohibit the Executive from being a passive owner of not more than five percent (5%) of the outstanding stock of any class of securities of a corporation or other entity engaged in such business which is publicly traded, so long as he has no active participation in the business of such corporation or other entity.

          (b) If, at the time of enforcement of this Paragraph 13, a court shall hold that the duration, scope, area or other restrictions stated herein are unreasonable, the parties agree that reasonable maximum duration, scope, area or other restrictions may be substituted by such court for the stated duration, scope, area or other restrictions.

     14.  Remedies.  The parties hereto agree that both the Company and the
          --------
Executive would suffer irreparable harm from a breach by the other party of any of the covenants or agreements contained herein. Therefore, in the event of the actual or threatened breach by either party of any of the provisions of this Agreement, the other party may, in addition and supplementary to other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violation of the provisions hereof.

     15.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
          -------------
ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

     16.  Entire Agreement.  This Agreement sets forth the entire agreement of
          ----------------
the parties with respect to the subject matter hereof and is intended to supersede all prior employment negotiations, understandings and agreements. Notwithstanding the foregoing, nothing contained herein shall be deemed to limit, impair, override, supersede or adversely impact in any manner any provisions of any specific agreements between the Company and the Executive granting or awarding common shares or other shares of capital stock or other securities of the Company or any options or other rights to acquire the same. No provision of this Agreement may be waived or changed, except by a writing signed by the party to be charged with such waiver or change.

     17.  Successors; Binding Agreement.  This Agreement shall inure to the
          -----------------------------
benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there is no such designee, to the Executive's estate.

     18.  Notices.  All notices provided for in this Agreement shall be in
          -------
writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when given by telex, telegram or mailgram, or when mailed first class postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to receive the same at his or its address above set forth, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Paragraph 18. All notices shall be deemed to have been given as of the date of personal delivery, transmittal or mailing thereof.

     19.  Survival.  The Company's obligations under Paragraph 10 shall survive
          --------
the termination of this Agreement. The Executive's obligations under Paragraphs 11, 12 and 13 shall survive the termination of this Agreement.

     20.  Severability.  If any provision in this Agreement is determined to be
          ------------
invalid, it shall not affect the validity or enforceability of any of the other remaining provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                             COLUMBUS REALTY TRUST



                             By:   /s/  ROBERT L. SHAW
                                ------------------------------------------------
                                Name:    Robert L. Shaw
                                     -------------------------------------------
                                Title:   Chief Executive Officer
                                      ------------------------------------------


                             EXECUTIVE:


                                  /s/   RICHARD L. BLOCH
                             ---------------------------------------------------
                             Richard L. Bloch